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EXHIBIT 99.1

    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, being the Chief Executive Officer and the Acting Chief Financial Officer of SEMX Corporation (the "Issuer"), hereby certifies that:

1. The 10-K Report of the Issuer for the year ended December 31, 2002 ("10-K Report") fully complies with the requirements of Section 10(a) of the Securities Exchange Act of 1934, and that

2. The 10-K Report fairly represents, in all material respects, the financial condition and results of operations of the Issuer.


Date:  April 14, 2003

                                        SEMX Corporation

                                        By: /s/ Gilbert D. Raker
                                            ------------------------------------
                                            Gilbert D. Raker,
                                            Chairman and Chief Executive Officer
                                            Acting Chief Financial Officer